UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 14, 2011
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On March 14, 2011, HCC Insurance Holdings, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors had authorized a new share repurchase program pursuant to which the Company may repurchase up to $300 million of its outstanding common stock, par value $1.00 per share, opportunistically from time to time. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
     On March 14, 2011, the Company also issued a press release announcing that the Company’s Board of Directors had declared a regular cash dividend of $0.145 per share on its outstanding common stock, par value $1.00 per share. The dividend is payable to stockholders of record on April 1, 2011 and will be paid on or about April 15, 2011. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Exhibit
99.1	Press Release dated March 14, 2011

99.2	Press Release dated March 14, 2011
In connection with the disclosure set forth in Item 7.01, the information in this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President, General Counsel & Secretary

DATED: March 14, 2011